Exhibit 3.1

ARTICLES OF INCORPORATION
OF
BIOELECTRONICS CORPORATION

THIS IS TO CERTIFY:

FIRST: The undersigned, Richard A Tanenbaum, whose post office address is, 7315 Wisconsin Avenue, Suite 775N, Bethesda, Maryland, being at least twenty-one (21) years of age, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

SECOND: The name of the Corporation (which is hereinafter called the "Corporation") is:

BIOELECTRONICS CORPORATION

THIRD: The purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it, within the State of Maryland, or any other State or States of the United States, or any territory or possession thereof, whether presently or hereafter annexed, are as follows:

a. To transact the business of what they do, namely; own and operate a business involving the manufacture, distribution, marketing and development of medical devices and related matters.

b. To purchase, lease, or otherwise acquire, all or any part of the property, trademarks, trade names, rights, business, contracts, goodwill, franchises, patents, patents applied for, use of patents applied for, and assets of every kind, of any corporation, co-partnership or individual (including the estate of a decedent) carrying on, or having carried on, in whole or in part, the business or businesses which this Corporation is authorized to carry on; and to undertake, guarantee, assume and pay the indebtedness and liabilities thereof; and to pay for any such property, trademarks, trade names, rights, businesses, contracts, goodwill, franchises, patents, use of patents and patents applied for or assets by the issue in accordance with the laws of the State of Maryland, of stocks, bonds or other securities of the Corporation or otherwise.

c. To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, own, operate, and introduce, and to sell, assign, or otherwise dispose of, any trademarks, trade names, copyrights, patents, inventions, improvements and processes used in connection with or secured under Letters Patent of the United States, or elsewhere or otherwise, and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trademarks, patents, copyrights, licenses, processes and the like, or any such property or rights.

d. To guarantee the payment of dividends upon any shares of stock of or the performance of any contract by, any other corporation or association in which the Corporation has an interest, and to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes, securities or other evidences of indebtedness created or issued by any such other corporation or association.

e. To purchase or otherwise acquire, hold and reissue shares of its capital stock of any class; and to purchase, hold, sell, assign, transfer, exchange, lease, mortgage, pledge, or otherwise dispose of, any shares of stock of, or voting trust certificates for any shares of stock of, or any bonds or other securities or evidence of indebtedness issued or created by, any other corporation or association, organized under the laws of the State of Maryland, or of any other state, territory, district, colony or dependency of the United States of America, or of any foreign country, and while the owner or holder of any such shares of stock voting trust certificates, bonds or other obligations, to possess and exercise in respect thereof any and all of the rights, powers and privileges of ownership, including the right to vote on any shares of stock so held or owned; and upon a distribution of the assets or a division of the profits of this Corporation, to distribute any such shares of stock, voting trust certificates, bonds or other obligations, or the proceeds thereof, among the stockholders of this Corporation.

f. To advance money with or without security, and without limit as to amount; and to borrow or raise money for any of' the purposes of the Corporation, and to issue bonds, debentures, notes or other obligations of any nature, and in any manner permitted by law, for money so borrowed or in payment for property purchased, or for any other lawful consideration, and to secure the payment thereof and of the interest thereon, by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, discount or otherwise dispose of such bonds, notes or other obligations of the Corporation for its corporate purposes.

g. To carry on any of the business hereinbefore enumerated for itself, or for account of others, or through others for its own account, and to carry on any other business which may be deemed by it to be calculated, directly or indirectly to effectuate or facilitate the transaction of the aforesaid objects for businesses, or any of them or any part thereof, or to enhance the value of its property, business or rights.

The foregoing enumerations of the purposes, objects and business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and is not intended, by the mention of any particular purpose, object or business, in any manner to limit or restrict the generality of any other purpose, object or business mentioned, or to limit or restrict any of the powers of the Corporation which shall include all powers permitted by the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time. The Corporation is formed upon the articles, conditions, and provisions herein expressed and subject in all particulars to the limitations relative to corporations which are contained in the General Laws of the State of Maryland.

FOURTH: The post office address of the principal office of the Corporation in this state is 4550 Montgomery Avenue, Suite 775 North, Bethesda, Maryland 20814. The resident agent of the Corporation is Richard H. Tanenbaum, whose post office address is 4550 Montgomery Avenue, Suite 775 North, Bethesda, Maryland 20814. Said resident agent is a citizen of the State of Maryland and resides therein.

FIFTH: The number of directors of the Corporation shall be three (3) which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than three (3) provided that: (i) if there is no stock outstanding, the number of directors may be less than three but not less than one; and (ii) if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The name of the director who shall act until the first annual meeting or until their successors are duly chosen and qualified is Andrew J. Whelan and Patricia A. Whelan.

SIXTH: The total amount of the authorized capital stock of the Corporation is 1000 shares of Common Stock with a par value of $1.00 per share.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter and repeal the By Laws of the Corporation; to open stock books, to fix and vary the amounts to be reserved as working capital; to direct and determine the use of any surplus or net profits; to determine whether any, and if any, what part, of any surplus or net profits shall be declared as dividends:

To create, make and issue mortgages, bonds, warrants, debentures, deeds of trust, trust agreements, negotiable or transferable instruments and evidences of indebtedness of all kinds and securities, secured by mortgage or otherwise; and to do every other act and thing necessary to effectuate the same; to purchase or otherwise acquire, and to sell or otherwise dispose of, for the Corporation, any property, rights or privileges which the Corporation is authorized to acquire, at such prices and on such terms and conditions, and for such considerations as they think fit; at their discretion, to pay for any property or rights acquired by the Corporation, either wholly or partially in money or in stock, bonds, debentures, or other securities of the Corporation.

In the purchase or acquisition of the property, business or rights or franchises or for additional working capital, or for any other object in or about its business or affairs, and without limit as to amount to incur debt, and to raise, borrow and secure the payment of money in any lawful manner, including and issue and sale or other disposition of bonds, warrants, debentures, obligations, negotiable and transferable instruments and evidences or indebtedness of all kinds, whether convertible into stock of any class, and whether secured by mortgage, pledge, deed of trust, or otherwise;

To determine who shall be authorized to sign, on behalf of the Corporation, bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents; from time to time to provide for the management of the affairs of the

Corporation at home or abroad in such a manner as they think fit, and in particular, from time to time, to delegate any of the powers of the Board of Directors to any committee, officers, or agent, and to appoint any person or persons to be the agents of the Corporation with such powers (including the power to delegate) and upon such terms as they think fit; from time to time to determine whether and to what extent and at that times and places and under what conditions and regulations the accounts and books of this Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account book or document of this Corporation except as conferred by statute, unless authorized by the resolution of the Directors; to designate in accordance with the By-Laws two (2) or more of its number to constitute an Executive Committee, which Committee shall, for the time submitted, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation, and have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

EIGHTH: The Board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, for such consideration as said Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the By-Laws of the Corporation.

NINTH: Any contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any firm of which one of more of its Directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one of more of its Directors are stockholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve, or ratify such contract or transaction by a vote sufficient for that purpose, which may include the vote or votes of such Director or Directors. Such Director or Directors may also be counted in determining the presence of a quorum at such meeting.

TENTH: Each Director and officer or former Director or officer of the Corporation, or any person who may have served at the request of the Corporation as a Director or Officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor, including in each such case their respective executors and administrators, shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a Director or Officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonable incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged by a court of competent jurisdiction to be liable by reason of having been gui1ty of gross negligence or willful misconduct in the performance of his duty as such Director or Officer. In the event of any other judgment against such

Director or Officer, or in the event of a settlement, the indemnification shall be made only if the Corporation shall be advised, in case none of the persons involved shall be or has been a Director of the Corporation, by the Board of Directors, and otherwise by the general counsel of the Corporation, if such general counsel be not involved therein, or, if involved, then by independent counsel to be appointed by the Board of Directors, that in such counsel's opinion such Director or Officer was not guilty of gross negligence or willful misconduct in the performance of his duty, and, in the event of a settlement, that such settlement was, or, if still to be made, is in the best interests of the Corporation. If the determination is to be made by the Board of Directors, it may rely as to all questions of law on the advice of the general counsel of the Corporation, if such counsel be not involved therein, or if involved, then on advice of independent counsel. The right of indemnification hereby provided shall be in addition to any other rights to which any Director or Officer may be entitled.

ELEVENTH: The duration of this Corporation shall be perpetual.

TWELFTH: The Corporation shall exist as a Close Corporation pursuant to Title 4 of the Corporations and Associations Article of the Annotated Code of Maryland, and; as such, elects to have no Board of Directors, effective upon the and as reflected in the minutes of the organizational meeting of the Corporation.

IN W1TNESS WHEREOF, I have signed these Articles of Incorporation and acknowledged the same to be my act on the 10th day of April , 2000.

/s/ Richard H. Tanenbaum
Richard H. Tanenbaum